UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 8, 2008

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)
Yukon, Canada
(State or other jurisdiction of incorporation)
000-30586	98-0372413
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 654 – 999 Canada Place Vancouver, BC, Canada	V6C 3 E1
(Address of principal executive offices)	(Zip Code)

(604) 688-8323
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2008, Ivanhoe Energy Ecuador Inc. (“IE Ecuador”), an indirect, wholly-owned subsidiary of Ivanhoe Energy Inc. (the “Company”), entered into a Specific Services Contract (the “Contract”) with Empresa Estatal de Petroleos del Ecuador, Petroecuador (“Petroecuador”), the state oil company of Ecuador, and its affiliate, Empresa Estatal de Exploracion y Produccion de Petroleos del Ecuador, Petroproduccion (“Petroproduccion”) to explore and develop Block 20, a contract area in the Amazon Basin of Ecuador that includes the Pungarayacu heavy-oil field, utilizing the Company’s patented heavy-to-light (“HTL™”) upgrading technology. IE Ecuador is a wholly-owned subsidiary of Ivanhoe Energy Latin America Inc. (“IE Latin America”), a wholly-owned subsidiary of the Company and the parent of the Company’s Latin America corporate group.

The Contract provides for project appraisal and development by IE Ecuador of Block 20, including production and upgrading of the heavy oil. Block 20 is an area of approximately 426 square miles (1,100 square kilometers, or 272,000 acres), approximately 125 miles (200 kilometers) southeast of Quito, in the Amazon Basin. Block 20 contains the 250-square-mile Pungarayacu heavy-oil field, which was discovered approximately 30 years ago. IE Ecuador plans to apply the Company’s HTL™ upgrading technology to the development of the Pungarayacu field.

The Contract has an initial term of 30 years and is extendable, by mutual agreement, for two additional 5 year periods. The Contract contemplates that IE Ecuador will carry out its activities in three phases. Phase 1, the Appraisal Phase, has a 3 year term that begins once IE Ecuador completes initial environmental permitting, which includes an environmental census, an environmental impact assessment, and a socio-economic study. During the Appraisal Phase, IE Ecuador will perform seismic and other appraisal work, including drilling and testing evaluation wells and testing production using steam injection.

Upon the conclusion of the Appraisal Phase, IE Ecuador can elect to either enter Phase 2, the Pilot Phase or, if it determines that additional work is not technically or economically feasible, withdraw from the Contract. The Pilot Phase also has a term of up to three years. During the Pilot Phase, IE Ecuador will undertake additional appraisal work, initiate development of a selected pilot area, and commence construction of the first on-site HTL™ heavy oil upgrading plant. The Pilot Phase ends when the first HTL™ plant commences operations.

Based on the results obtained in the Appraisal Phase and the Pilot Phase, IE Ecuador can elect, at the end of the Pilot Phase, to proceed with Phase 3, the Exploitation Phase or, if it determines that additional development is not technically or economically feasible, curtail additional development activities. The duration of the Exploitation Phase would be the remainder of the initial term of the Contract and any mutually agreed extensions. The Exploitation Phase would involve the full scale development of the Pungarayacu field and any other areas of Block 20 determined to be technically and economically feasible to develop.

IE Ecuador is the operator in respect of all activities undertaken in the area covered by the Contract. IE Ecuador’s activities under the Contract will be overseen by an Executive Committee consisting of three representatives of Petroproduccion and three representatives of IE Ecuador. The Executive Committee will review and approve annual programs and budgets submitted by

IE Ecuador during each phase of the Contract. Matters requiring Executive Committee approval must be approved by a simple majority of the members of the Executive Committee although the decision of IE Ecuador’s representatives on the Executive Committee will prevail with respect to technical matters and issues involving the HTL™ upgrading technology.

As a service provider to Petroproduccion, IE Ecuador is responsible for producing oil from the area covered by the Contract and delivering it to Petroproduccion. In consideration for its services, IE Ecuador is entitled to be paid a fee (the “Fee”). All produced oil not consumed for field operations (for example, oil used for power generation, steam generation and/or oil lost during the HTL™ upgrading process) or otherwise unavoidably lost during production, will be available for delivery to Petroproduccion. Although it is not anticipated that there will be significant production volumes prior to the start of the Pilot Phase, IE Ecuador has the right during the Appraisal Phase to produce and deliver oil to Petroproduccion and receive its Fee.

Initially, IE Ecuador’s Fee will be $37.00 per barrel of oil produced and delivered to Petroproduccion, adjusted quarterly for inflation based on quarterly changes in the weighted average of a basket of three producer price indices published by the United States Government. IE Ecuador may receive oil for export in lieu of being paid its Fee in cash. IE Ecuador has the option to purchase oil produced from Block 20, oil processed in HTL™ facilities, or other oil, on the same terms as Petroecuador sells oil to third parties. The Fee is intended to compensate IE Ecuador for its capital investments, costs and expenses and includes an element of profit. The profit portion of the Fee is subject to Ecuador income taxes. Corporate income in Ecuador is taxed initially at 25%, with an additional labor tax of 15% of the after tax corporate income. Any tax increase is subject to equalization and adjustment of the Fee.

IE Ecuador is responsible for funding, or procuring funding for, 100% of the capital investment and operating costs and expenses to be incurred in respect of the Contract, which contemplates estimated expenditures during each phase of the Contract as follows:

Appraisal Phase	-	$110 million
Pilot Phase	-	$1.0 billion
Exploitation Phase	-	$3.5 billion

These amounts are estimates and are subject to change based on the annual programs and budgets to be prepared by IE Ecuador and approved by the Executive Committee.

IE Latin America, as the direct parent company of IE Ecuador, must provide a guarantee of IE Ecuador’s performance of its obligations under the Contract. IE Ecuador must also provide, during each of the first five years of the Contract, a performance bond or guarantee from a financial institution established in Ecuador for an amount equivalent to 5% of the investment commitments of IE Ecuador for that year and for an environmental work guarantee. Once the obligations for an annual program are complied with, the performance guarantee for that year will be returned and the performance guarantee for the next year must be provided.

Petroproduccion’s consent is required for any assignment by IE Ecuador of its interest in the Contract, including the introduction of any partners. The Contract may be terminated by Petroproduccion if there is any unapproved assignment. Petroproduccion may also unilaterally terminate the Contract for fraud and certain other specified material breaches of the Contract. IE Ecuador may assign the rights to receive its Fee as security for obtaining financing for the project.

If IE Ecuador fails to comply with its obligations under the Contract, Petroproduccion may assess a penalty on IE Ecuador of 0.01% of the value of all approved development plans and budgets that remain incomplete. There is no penalty if non-compliance is attributable to force majeure or acts of God. If the aggregate of the imposed penalties equals or exceeds 20% of the total value of the Contract, Petroproduccion may unilaterally terminate the Contract. The total value of the Contract is the sum of the financial commitments undertaken and estimated for all Phases under the Contract.

The Contract is governed by the laws of Ecuador. Disputes involving industrial property (including intellectual property issues), technical or economic issues, which are not resolved amicably by the parties, are subject to international arbitration. Other disputes are subject to resolution through mediation or arbitration in Ecuador. The Contract is written in Spanish and has been translated into English. If any discrepancy exists between the official Spanish version of the Contract and the English translation, the official Spanish version prevails.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

On October 8, 2008 the Company issued a press release announcing that IE Ecuador had entered into the Contract. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 13, 2008

IVANHOE ENERGY INC.
By:	/s/ Beverly A. Bartlett
Name: Beverly A. Bartlett Title: Vice President & Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 8, 2008.